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Exhibit 10.5

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

GAS PURCHASE CONTRACT

        THIS CONTRACT dated and effective this 1st day of January 2004, is between Chesapeake Energy Marketing, Inc., (hereinafter referred to as "Seller"), and Continental Gas, Inc. (hereinafter referred to as "Buyer").

        For and in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

ARTICLE I
DEFINITIONS

        1.1   Except where the context indicates a different meaning or intent, the following terms as used herein shall be construed to have meanings as follows:

        1.2   The term "day" shall mean a period of twenty four (24) consecutive hours beginning and ending at seven o'clock a.m. Central Time (including Daylight Savings).

        1.3   The term "month" shall mean a period beginning at seven o'clock a.m. on the first day of a calendar month and ending at seven o'clock a.m. on the first day of the next succeeding calendar month.

        1.4   The term "year" shall mean a period of twelve (12) months beginning the day on which the delivery of gas to Buyer is commenced hereunder.

        1.5   The term "Gas" shall mean natural gas available from the well(s) or acreage subject to this Contract, including all hydrocarbon fluids which arrive at the surface in the gaseous phase, and including all components of such gas, regardless of whether the component is or can be liquefied, and shall apply both to gas well gas produced and delivered at the wellhead of any gas well and gas produced from gas wells and oil wells issuing from the initial stage separator.

        1.6   "Cubic foot of gas" shall mean the volume of gas contained in one cubic foot of space at a standard pressure base and at a standard temperature base. The standard pressure base shall be fourteen and sixty-five one hundredths pounds per square inch absolute (14.65 Psia) and the standard temperature base shall be 60 degrees (60°) Fahrenheit. "Mcf" shall mean one thousand (1,000) cubic feet of gas.

        1.7   The term "Btu" (British Thermal Unit) shall mean the quantity of heat required to raise the temperature of one (1) pound of pure water one degree of Fahrenheit temperature scale (58.5° to 59.5° Fahrenheit). "MMBtu" shall mean one million British Thermal Units.

        1.8   The term "Psi" shall mean pounds per square inch.

        1.9   The term "Plant(s)" shall mean any plant owned by Buyer including Buyer's Eagle Chief Gas Processing Plant located in Alfalfa County, Oklahoma.

        1.10 The term "Plant Products" or "Products" shall mean those natural gas liquids, including ethane, propane, butane, and natural gasoline, and mixtures thereof, which are removed from the gas stream in the liquid extraction process at the Plant and delivered as natural gas liquids from the Plant. "Plant Products" shall exclude Drip Liquids.

        1.11 The term "Residue Gas" shall mean that portion of the gas remaining after the extraction of Plant Products, the use of gas for fuel in the plant(s) and related facilities, field compression fuel, flare and incidental losses.

        1.12 The term "Drip Liquids" shall mean any liquid hydrocarbons accumulating in drips, separators and/or pipelines which are collected by Buyer from the gathering system(s); including, without limitation, dirty oil, line drip, scrubber oil, compression and separator liquids, distillates and condensates; and such term includes all such liquids regardless of whether they are deleterious or marketable.

ARTICLE II
COMMITMENT

        2.1   Seller agrees to sell and Buyer agrees to purchase from Seller gas produced from wells on the lands described on Exhibits "A" attached hereto ("Dedicated Area").

ARTICLE III
FACILITIES AND RIGHT-OF-WAY

        3.1   Each of the parties hereto shall proceed with due diligence in good faith to obtain such governmental authorizations, right-of-way, and material as may be required to perform this Contract. Upon receipt and acceptance by both parties of such governmental authorizations or within thirty (30) days of the execution of this Contract if no such governmental authorizations are required, Buyer and Seller shall commence and prosecute with due diligence the construction of such facilities as are necessary to enable it to receive or deliver at the Delivery Point(s) the specified quantities of gas contemplated by this Contract. The delivery and receipt of gas shall begin promptly after completion of the construction and installation of connecting facilities. In the event that either party has not commenced the construction of its facilities within thirty (30) days of the date herein required, or in the event either party commences construction but thereafter fails to prosecute construction with due diligence until completion thereof, the other party shall have the right to cancel this Contract as to the affected Delivery Point(s) at any time thereafter by serving ten (10) days written notice on the dilatory party unless such dilatory party within said ten (10) days, remedies the cause for such cancellation.

        3.2   Seller, at its sole cost and expense, shall construct, install, maintain, and operate any and all facilities and equipment necessary for the proper, safe and efficient operation of Seller's wells and to enable it to make delivery of gas hereunder to Buyer at the Delivery Point(s). Such equipment shall include the valves and fittings necessary to permit Buyer to make its connection at the Delivery Point(s).

        3.3   Buyer, at its sole cost and expense, shall construct, install, maintain and operate any and all facilities and equipment necessary to accept Seller's gas at each Delivery Point.

        3.4   Insofar as Seller's lease permits, Buyer or Buyer's designee is granted the right to lay and maintain lines and install any equipment on the Dedicated Area necessary for the receipt of Seller's gas, and Buyer or Buyer's designee shall have the right of free entry thereon during the term of this Contract. Should Buyer be delayed in securing any additional right-of-way not covered hereby, then such delay shall suspend performance under this Contract until such right-of-way may be obtained. In the event any right-of-way necessary for the receipt of Seller's gas at any given Delivery Point cannot be obtained on terms and conditions acceptable to Buyer, then Buyer shall not be obligated to connect said Delivery Point.

ARTICLE IV
DELIVERY POINT(S) AND PRESSURE

        4.1   The Delivery Point(s) hereunder shall be the upstream flange of Buyer's metering facility that will serve Seller's well(s). Upon delivery, title to the gas and all components thereof shall pass to and vest in Buyer.

        4.2   The Gas to be delivered hereunder shall be delivered by Seller at the Delivery Point(s) specified in Article 4.1 hereof at a pressure sufficient to enable it to enter Buyer's facilities against the working pressure therein at reasonable uniform rates of delivery. After Buyer has completed construction of the compressor station to be located in Section 36 of Township 24N, Range 15W, Major County, Oklahoma, Buyer will endeavor to maintain an average monthly working pressure at the point of delivery no greater than sixty (60) psig. In the event that the average monthly working pressure at the point of delivery exceeds sixty (60) psig for more than two (2) consecutive months, for reasons other than Force Majeure, Seller shall have the right to terminate this contract.

ARTICLE V
SELLER'S RESERVATIONS

        5.1   Seller hereby expressly reserves unto itself, it successors and assigns, the following rights with respect to its interests in the oil and gas properties committed by Seller to Buyer hereunder together with sufficient gas produced there from to satisfy such rights:

          a.     To operate Seller's oil and gas properties free from any control by Buyer in such manner as Seller, in Seller's sole discretion, may deem advisable, including, without limitation the right, but never the obligation, to drill new wells, to repair and rework old wells, renew or extend, in whole or in part, any oil and gas lease covering, in whole or in part, the oil and gas properties and to abandon any well or surrender any such oil and gas lease, in whole or in part, when no longer deemed by Seller to be capable of producing gas in paying quantities under normal methods of operation.

          b.     To pool, combine and unitize any of Seller's oil and gas properties with other properties of Seller and of others in the same field, and to alter such pooling, combination or units, in which event this Contract will cover Seller's allocated interest in unitized production insofar as such interest is attributable to the oil and gas properties committed hereunder. Seller shall give notice in writing to Buyer of any change contemplated by this Article as is deemed material to this Contract, and the description of property covered hereby shall be considered as having been amended accordingly.

ARTICLE VI
QUANTITY OF GAS

        6.1   Seller commits all gas produced from the Dedicated Area to Buyer under this Contract.

        6.2   Buyer will purchase and take Seller's gas, subject to the constraints of Buyer's resale purchaser(s) and the operating conditions and capacity of the facilities owned by Buyer. It is understood that Buyer cannot guarantee the purchase of any particular quantity of Seller's gas which is available for sale. If Buyer takes less than the full quantities available, Buyer will purchase gas from the well(s) under this Contract ratably among its purchases of similar gas connected to this gathering system, including purchases from affiliates.

        6.3   Seller shall have the right to dispose of any gas not taken by Buyer, subject to Buyer's right to resume purchases at any subsequent time.

        6.4   Seller shall have agents or employees available at all reasonable times to receive from Buyer's dispatchers advice and requests for changes in the rates of delivery of gas hereunder as required by Buyer from time to time.

        6.5   In the event the gas delivered hereunder at any point or points of delivery becomes insufficient in volume, quality or pressure, in the sole judgment of Buyer, Buyer shall have the right to refuse or cease taking such gas so long as such condition exists, or may terminate this contract as to any such gas upon thirty (30) days prior notice in writing to Seller.

        6.6   The parties hereto recognize the desirability of maintaining the uniform rate of flow of gas to the Plant over each twenty-four (24) hour period in each day throughout each month, and Seller agrees to use its best efforts to regulate its producing schedule so that Seller's gas shall be made available to the Plant at as uniform a rate of flow as is practicable.

ARTICLE VII
QUALITY OF GAS

        7.1   The gas delivered hereunder shall be commercially free of dust, gum, gum forming constituents, treating chemicals and solid matter that might adversely affect the gathering thereof and shall conform to the following specifications:

(a)	Oxygen	Not more than 0.2% by volume
(b)	Carbon Dioxide	Not more than 2.0% by volume
(c)	Free Water	None
(d)	Heating Value	Not less than 1100 Btu per Cubic Foot
(e)	Total Inerts	Not more than 5% by volume of including Carbon Dioxide and Nitrogen
(f)	Temperature	Not more than 120 degrees Fahrenheit
(g)	Total Sulfur	Not more than 5 grains per 100 Cubic Feet
(h)	Hydrogen Sulfide	Not more than 1/4 grain per 100 Cubic Feet
(i)	Nitrogen	Not more than 4% by volume

        7.2   The acceptance of gas that does not meet the specifications of this Article 7 shall not be deemed a waiver of the right to require future deliveries to conform to said specifications.

ARTICLE VIII
MEASUREMENT AND TESTS

        8.1   Buyer shall operate at or near the point(s) of delivery, an orifice meter, or meter(s). Seller, insofar as Seller's leasehold and other mineral rights enable it to do so, will furnish Buyer sites for its metering facilities. Except as otherwise specifically provided to the contrary in this Article, orifice meters or other measurement devices shall be installed and volumes computed in accordance with accepted industry practice. Seller shall have access to such metering equipment at reasonable hours, but the reading, calibrating, adjusting, operation and maintenance thereof may be done only by Buyer.

        8.2   The unit of volume shall be one (1) cubic foot of gas at a base temperature of sixty degrees (60°) Fahrenheit and at a pressure base of fourteen and sixty-five hundredths pounds per square inch absolute (14.65 Psia). Computation of volumes shall be made in accordance with industry-accepted practice.

        8.3   In the absence of recording the actual atmospheric pressure, Buyer may assume the atmospheric pressure to be fourteen and four-tenths pounds per square inch absolute (14.4 Psia). At Buyer's option the absolute atmospheric pressure may be assumed or may be measured by use of electronic recording devices such as Totalflow (Registered Trademark) or the like. At Buyer's option the temperature of the gas passing the meters shall be determined by use of a recording thermometer so installed that it may properly record the temperature of the gas flowing through the meter; otherwise, the temperature shall be assumed to be sixty degrees (60°) Fahrenheit. The specific gravity shall be determined semi-annually or more often as Buyer deems advisable.

        8.4   Seller may install, maintain and operate, at its own expense, such pressure regulators and check measuring equipment as it shall desire, provided that such equipment shall be installed so as not to interfere with the operation of Buyer's measuring equipment. Buyer shall have access to such check measuring equipment at reasonable hours, but the reading, calibrating, adjusting, operation and maintenance thereof shall be done only by Seller.

        8.5   Each party shall have the right to be present at the time of any calibrating done in connection with the other's metering equipment used in metering deliveries hereunder.

        8.6   At time to time as may be necessary Buyer shall verify the accuracy of the measuring equipment and Seller shall verify the accuracy of its check measuring equipment, if any. If either party shall notify the other that it desires a special test of any measuring equipment, the parties shall cooperate to secure a prompt verification of the accuracy of such equipment. If either party at any time observes a variation between the delivery meter and the check meter, it will promptly notify the other party thereof and both parties will then cooperate to secure an immediate verification of the accuracy of such equipment. Each party shall give to the other notice of the time of all tests of meters reasonably in advance of the holding of such tests in order that the other party may conveniently have its representatives present.

        8.7   If at any time any of the measuring or testing equipment is found to be out of service or registering inaccurately in any percentage, it shall be adjusted at once to read accurately within the limits prescribed by the manufacturer. If any measuring equipment shall be found to be inaccurate or out of service by an amount exceeding two percent (2%) at a recording corresponding to the average hourly rate of flow for the period since the last preceding test, then any previous recordings of such equipment shall be corrected to zero error for any period which is known definitely or agreed upon. The volume of gas delivered during such period shall be estimated by (i) using the data recorded by any check measuring equipment if registering accurately; (ii) by correcting the error if the percentage of error is ascertainable by calibration, test or mathematical calculation, or if neither such method is feasible; (iii) by estimating the quantity or quality delivered based upon deliveries under similar conditions during a period when the equipment was registering accurately. No adjustment shall be made for recorded inaccuracies of two percent (2%) or less.

        8.8   Buyer shall preserve for a period of at least two (2) years all test data, charts and other similar records.

        8.9   Semi-annually, or more often as Buyer deems advisable, Buyer shall obtain a representative sample of Seller's gas delivered at each point of delivery and by means of chromatography or other accepted method in the industry determine the composition and gross heating value of Seller's gas in British Thermal Units (Btu) per cubic foot on a water saturated basis. The first such determination shall be made within a reasonable time after delivery of gas begins and shall apply until the first day of the month following the next determination. The period for determination shall be selected by Buyer.

        8.10 The determinations as to conformity of the gas with the above specifications shall be made by Buyer in accordance with generally accepted procedures of the gas industry. Such determinations shall be made as often as Buyer deems necessary and Seller may witness such determinations or make joint determinations with its own appliances. If in Seller's judgment the result of any such test or determination is inaccurate, Buyer, at Seller'srequest, will again conduct the questioned test or determination, and the costs of such additional test or determination shall be borne by Seller unless same shows the original test or determination to be materially inaccurate.

        8.11 If any of the gas delivered by Seller hereunder shall fail to meet the quality specifications stated in this Article, Buyer may, at its option, accept delivery of and pay for such gas or discontinue or curtail Seller's delivery of gas hereunder whenever the quality of the gas does not conform to the quality specifications. Buyer shall notify Seller of such failure and Seller shall make diligent effort to deliver gas conforming to the specifications. If Seller concludes in its sole opinion that it cannot economically deliver gas conforming to the specifications, Seller shall so advise Buyer in writing within thirty (30) days of receipt of deficiency notice from Buyer. Within thirty (30) days of receipt of such notice from Seller, Buyer shall give notice to Seller in writing of its elections to accept or reject delivery of such gas. If Buyer rejects delivery of such gas, then said notice will terminate this Contract with respect to such gas. If Buyer accepts delivery of such gas, Buyer may deduct from the proceeds otherwise payable a fee to cover the reasonable costs incurred by Buyer to monitor the gas quality or to bring the gas within the quality specifications.

ARTICLE IX
ALLOCATION PROCEDURES

        9.1   For each Delivery Point, Buyer shall determine from test data available the theoretical gallons of each Product produced from that Delivery Point. Buyer will allocate Plant Products actually recovered, saved and sold to each Delivery Point based on the theoretical gallons attributable to the Delivery Point in relation to the total theoretical gallons from all delivery points into Buyer's gathering system.

        9.2   Buyer will allocate residue gas used for field fuel, flare and field compression to each Delivery Point based on the ratio of the wellhead volume for such Delivery Point to the total wellhead volumes from all delivery points into Buyer's gathering system. Plant fuel will be allocated to each Delivery Point based on the Btu's attributable to the Delivery Point in relation to the total Btu's from all delivery points into Buyer's gathering system.

        9.3   Residue gas available for sale at the tailgate of the Plant(s) shall be allocated ratably to each Delivery Point based on the theoretical residue attributable to the Delivery Point in relation to the total theoretical residues from all delivery points into Buyer's gathering system. Theoretical residue shall be calculated for any Delivery Point by deducting Btu's of allocated product, fuel and flare from the MMBtu's at each Delivery Point.

ARTICLE X
PRICE

        10.1 Buyer shall pay Seller for the gallons of each product allocated to Seller's gas ** of the average of the daily average prices per gallon of such product, as published for the applicable month in the Oil Price Information Service under the heading "**", less a deduction for non-affiliated delivery, transportation and fractionation costs incurred downstream of the plant of ** per gallon.

        10.2 Buyer shall pay Seller for each MMBtu of residue gas allocated to Seller's gas ** of the price posted under the heading "Index" for **, as published in the first of the month edition of Platts Inside FERC's Gas Market Report ("Index Price"). In the event that the Index Price ceases to be published, the parties will agree upon a replacement price reference or pricing methodology to be effective the month that the Index Price ceases to be published. For any gas containing more than the percent nitrogen by volume set out in Section 7.1, the residue gas settlement percent will be decreased by ** for each one percentage point (or fraction thereof) of nitrogen by volume over the allowed specification. Provided, however, under no circumstances shall the residue settlement percent be decreased by more than ** due to the nitrogen content of the gas. The nitrogen volume content shall be determined in accordance with Section 8.9.

ARTICLE XI
TAXES

        11.1 Seller shall bear all taxes imposed upon Seller with respect to the gas delivered hereunder and Buyer shall bear all taxes imposed upon Buyer with respect to such gas after delivery thereof to Buyer. Taxes of whatever nature, that are payable on a monthly basis and are based upon the value or volume of the gas produced and sold, will be computed and paid by Buyer for the account of Seller, and Buyer shall deduct such payments for the amounts due Seller hereunder.

ARTICLE XII
PAYMENT AND ROYALTY

        12.1 Buyer shall render to Seller on or before the twenty-fifth (25th) day of each month a statement showing the volume of gas delivered by Seller, or for which payment is due hereunder, during the preceding month. Buyer shall make payment to Seller on or before the last day of each calendar month for all gas delivered or for which payment is due hereunder for the preceding month.

        12.2 One hundred percent (100%) of the monthly payment for gas due hereunder, shall be remitted by Buyer to Seller for Seller's disbursement to all owners of the gas production delivered to Buyer.

        12.3 Each party shall have the right at reasonable hours to examine the books, records and charts of the other party to the extent necessary to verify the accuracy of any statement, charge or computation made pursuant to the provisions of this Contract. If any such examination reveals any inaccuracy in any billing theretofore made, the necessary adjustment in such billing and payment shall be promptly made, provided that no adjustment for any billing or payment shall be made and payments shall be considered final after the lapse of two (2) years from the rendition thereof except to the extent that either party has noted a specific exception to the other party in writing during that period.

        12.4 Seller is responsible for all payments to the owners of all royalties, overriding royalties, bonus payments, production payments and the like. Seller agrees to defend, indemnify and hold Buyer harmless from any and all liabilities to the owners of royalties, overriding royalties, bonus payments, production payments and the like.

ARTICLE XIII
TERM

        13.1 This Contract shall remain in effective for the life of the gas leases contained within the Dedicated Area provided, that either party shall have the right to terminate this Contract at the expiration of five (5) years from the date hereof or on any subsequent anniversary date by giving the other party thirty (30) days notice in writing.

ARTICLE XIV
UNPROFITABLE GAS

        14.1 In the event that the purchase of gas from any Delivery Point(s) under this Contract becomes unprofitable for Buyer, in Buyer's sole judgment, Buyer may cease taking the gas therefrom so long as such condition exists. In the event that Buyer invokes this provision by refusing to purchase gas from any Delivery point, Seller has the right to cancel this Contract. Such cancellation may become effective as of the date Buyer ceases taking the gas.

ARTICLE XV
TITLE, OWNERSHIP AND RESPONSIBILITY FOR INJURY OR DAMAGE

        15.1 Seller warrants for itself, its heirs, successors and assigns that it has good title to the gas delivered hereunder free and clear of any and all liens, encumbrances and claims whatsoever, and that Seller has good right and lawful authority to sell the same. Seller agrees to defend, indemnify and save Buyer harmless from any and all suits, claims, liens and encumbrances of whatsoever nature relating to such gas or the title thereto. If Buyer requests, Seller shall furnish Buyer a current attorney's division order title opinion, together with other title information reasonably requested by Buyer, which may include information linking the owners of royalties, overriding royalties, bonus payments, production payments and the like to their respective working interest owners. As between the parties, Buyer shall not be required to make payment until Seller shall have furnished the title opinion if requested and other information covering the land committed to this Contract showing good and merchantable title to the gas. Until such title information is furnished, or if Seller's title or right to receive any payment is questioned, or involved in litigation, Buyer shall have the right to withhold payment, with interest, until title information is received, during the pendency of such litigation, until said title or right to receive any such payment is freed from such question, or until Seller furnishes bond conditioned to save Buyer harmless with surety acceptable to Buyer. Without impairment of Seller's warranty of title, it is agreed that if Seller owns less than full fee simple title to the gas delivered hereunder, the payments provided for herein shall be made only in the proportion that Seller's interest bears to the entire fee simple title of the gas.

        15.2 As between the parties hereto, Seller shall be in control and possession of the gas deliverable hereunder and responsible for any injury or damage caused thereby until the same shall have been delivered to Buyer, after which delivery Buyer shall be deemed to be in exclusive control and possession thereof and responsible for any injury or damage caused thereby; provided that neither party shall be required to indemnify the other party for the other party's own negligence.

        15.3 Neither party shall be responsible to the other for exemplary damages or for any consequential or indirect losses suffered by the other party or its customers relating to performance or nonperformance of this Contract, including but not limited to loss of profit, loss of product or loss of production, howsoever caused, notwithstanding that such loss may have been foreseeable, and notwithstanding any negligence or other breach.

ARTICLE XVI
FORCE MAJEURE

        16.1 In the event that either party hereto is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Contract, other than make payments due hereunder, the obligations of such party, so far as they are affected by such force majeure, shall be suspended during the continuance of any inability so caused but for no longer period.

        16.2 The term "force majeure" as employed herein shall mean acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, storms, floods, washouts, arrests and restraints of governments and people, civil disturbances, fires, explosions, breakage or accidents to machinery or lines of pipe, freezing of wells or lines of pipe, partial or entire failure of wells or sources of supply of gas, refusal or inability for any reason of Buyer's resale purchaser(s) to take deliveries, and other causes, whether of the kind herein enumerated or otherwise, not within the control of the party claiming suspension and which by the exercise of the diligence such party is unable to prevent or overcome; such term shall likewise include (a) in those instances where either party hereto is required to obtain servitudes, right of way grants, permits or licenses, and (b) in those instances where either party is required to furnish materials or supplies for the purposes of constructing or maintaining facilities or is required to secure permits or permissions from any governmental agency to enable such party to fulfill its obligations hereunder, the inability of such party to acquire, or the delays on the part of such party in acquiring at reasonable cost and after the exercise of reasonable diligence, such materials or supplies, permits or permissions.

        16.3 It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty, and that the above requirements that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts or other labor disturbances when such course is inadvisable in the discretion of the party having the difficulty.

ARTICLE XVII
LAWS AND REGULATIONS

        17.1 This Contract is subject to all valid statutes and rules and regulations of any duly constituted federal or state authority or regulatory body having jurisdiction.

        17.2 If at any time during the term of this Contract, any governmental authority shall take or threaten to take any action directly or indirectly whereby the sale, delivery, transportation or redelivery of gas as contemplated hereunder shall be proscribed or possibly subjected to terms, conditions, restraints or regulations, including without limitation by enumerations, certificate, rate or price controls or ceilings that, in the sole judgment of Buyer, would be adverse or unduly burdensome, then Buyer may, upon written notice, cancel and terminate this Agreement.

ARTICLE XVIII
ADDRESSES AND NOTICES

        18.1 Until Buyer is otherwise notified in writing by Seller, the address of Seller is and shall remain as follows:

    Chesapeake Exploration, L.P.
    P.O. Box 18496
    Oklahoma City, Oklahoma 73154-0496
    (405) 879-9201 Phone
    (405) 879-9575 Fax

And unless Seller is otherwise notified in writing by Buyer, the address of Buyer is and shall remain:

    Continental Gas, Inc.
    205 W. Maple, Ste. 1100
    P.O. Box 5103
    Enid, Oklahoma 73702
    (580) 242-6040 Phone
    (580) 548-5188 Fax

        18.2 All notices required to be given in writing hereunder shall be given to the respective parties at such address or such other addresses as the parties respectively shall designate by written notice and such notice, required to be given in writing, shall not be deemed effective until actual receipt thereof by Buyer or Seller at the address herein provided.

ARTICLE XIX
RIGHT-OF-WAY

        19.1 Insofar as Seller's lease or leases permits and insofar as Seller may have any rights however derived (whether pursuant to governmental agency, order, regulation, statute or otherwise), Seller grants to Buyer and Buyer's natural gas gathering contractor, if any, and their assignees the right to lay and maintain pipelines and any equipment on the lands or leases subject to this Contract as reasonably necessary in connection with the purchase of Seller's gas, and further grants to Buyer and Buyer's gas gathering contractor the right of free entry on said lands and leases during the term of this Contract. All pipelines and other equipment placed by Buyer or Buyer's contractor on said lands and leases shall remain the property of the owner and may be removed by the owner at any time.

ARTICLE XX
ASSIGNMENT

        20.1 This Contract may be assigned by either party. This Contract shall be binding upon and inure to the benefit of the successors, assigns, heirs, personal representatives and representatives in bankruptcy of the parties hereto and shall constitute a real right and covenant running with the lands and oil and gas properties covered hereby and shall be binding upon any purchaser of Buyer's facilities and upon any purchaser of the properties of Seller which are subject to the Contract; provided, however, that nothing contained in this Article shall in any way prevent either party hereto from mortgaging its rights hereunder for security for its indebtedness, such security to be subordinate to the rights and obligations under this Agreement.

        20.2 Any assignment or sublease by Seller of any oil and gas properties or any gas rights hereunder contracted to Buyer shall be made expressly subject to the provisions of this Contract. No transfer of or succession to the interest of Seller, however effected, shall bind Buyer unless the original instrument or other proper proof that the claimant is legally entitled to such interest shall have been furnished Buyer at its office in Enid, Oklahoma.

ARTICLE XXI
COUNTERPART

        21.1 This Contract may be executed in any number of counterparts, all of which shall be considered together as one instrument, and this Contract shall be binding upon all parties executing the same, whether or not executed by all parties owning an interest in the oil and gas properties.

ARTICLE XXII
RATIFICATION

        22.1 This Contract may be ratified and adopted by any owner of an interest in any oil and gas properties subject hereto or any lands or leases with which any oil and gas properties subject hereto may be pooled or unitized, by execution and delivery to Buyer of a special instrument in writing, ratifying and adopting this Contract insofar as said owner's interest in any such land, lease or oil and gas properties is concerned, whereupon such owner shall become a party Seller to this Contract with like force and effect and to the same extent as though such owner had executed this Contract at the time of its execution and delivery, and all of the terms and provisions of this Contract shall thereupon become binding upon Buyer and any such other owner.

ARTICLE XXIII
DEFAULT AND NON-WAIVER

        23.1 The failure of Seller or Buyer at any time to require performance by the other party of any provision hereof shall in no way affect the right of either party to require any performance which may be due thereafter pursuant to such provision, nor shall the waiver by Buyer or Seller of any breach of any provision hereof be taken or held to be a waiver of any subsequent breach of such provision.

        IN WITNESS WHEREOF, the parties have hereto set their hands in person or by their duly authorized officials as of the date set forth above.

CHESAPEAKE ENERGY MARKETING, INC.
By:	/s/ JIM JOHNSON Jim Johnson
SELLER

CONTINENTAL GAS, INC.
By:	/s/ RANDY MOEDER Randy Moeder President
BUYER

EXHIBIT "A"

        Attached to and made a part thereof to that certain Gas Purchase Contract effective January 1, 2004, by and between Continental Gas, Inc., "Buyer", and Chesapeake Energy Marketing, Inc., "Seller".

Well Name	Section	Township	Range	County	State
Mitchell 1-31*	31	24 North	15 West	Woods	Oklahoma
Helene1-34*	34	24 North	15 West	Woods	Oklahoma
Hickory 1-30*	30	24 North	15 West	Woods	Oklahoma
Norma Jean 1-33*	33	24 North	15 West	Woods	Oklahoma
James 1-30*	30	24 North	15 West	Woods	Oklahoma

*
limited to well bore only

AMENDATORY AGREEMENT

        THIS AGREEMENT, is made, entered into and effective this 1st day of July 2004, by and between Chesapeake Energy Marketing, Inc. hereinafter referred to as "Seller," and Continental Gas, Inc., hereinafter referred to as "Buyer."

WITNESSETH:

        WHEREAS, Chesapeake Energy Marketing, Inc., and Continental Gas, Inc. have heretofore entered into that certain Gas Purchase Contract dated January 1, 2004 and amended February 1, 2004, March 1, 2004, April 1, 2004 and June 1, 2004 covering the following described wellbores located in Woods and Major Counties, Oklahoma, to-wit:

Well Name	Section	Township	Range	County	State
Mitchell 1-31	31	24 North	15 West	Woods	Oklahoma
Helene 1-34	34	24 North	15 West	Woods	Oklahoma
Hickory 1-30	30	24 North	15 West	Woods	Oklahoma
Norma Jean 1-33	33	24 North	15 West	Woods	Oklahoma
James 1-30	30	24 North	15 West	Woods	Oklahoma
Duke 1-4	4	23 North	15 West	Woods	Oklahoma
George 1-11	11	24 North	15 West	Woods	Oklahoma
Kelln 1-31	31	24 North	15 West	Woods	Oklahoma
Goldberg 1-30	30	24 North	13 West	Major	Oklahoma
Barker 1-14	14	24 North	15 West	Woods	Oklahoma
Robert 1-1 4	14	24 North	15 West	Woods	Oklahoma
Donnie 1-10	10	24 North	15 West	Woods	Oklahoma
Denise 1-27	27	24 North	15 West	Woods	Oklahoma
Ray 1-23	23	24 North	15 West	Woods	Oklahoma
Letha Mae 1-22	22	24 North	14 West	Woods	Oklahoma
Iba 1-28	28	24 North	15 West	Woods	Oklahoma
Bostyn 1 -27	27	24 North	15 West	Woods	Oklahoma
Goldie 1-26	26	24 North	15 West	Woods	Oklahoma
Patricia 1-33	33	24 North	15 West	Woods	Oklahoma

        AND, WHEREAS, the parties hereto desire to amend said Gas Purchase Contract as hereinafter provided.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that said Gas Purchase Contract shall be and the same is hereby amended, to include the sale and purchase of casinghead gas hereafter located on all oil and gas leasehold interests now hereafter owned or controlled by Seller described as:

ADBaird1-27*	27	24 North	15 West	Woods	Oklahoma

*
limited to wellbore only

        Except as herein provided, said Gas Purchase Contract dated January 1, 2004 shall be and remain in full force and effect.

        This Amendatory Agreement may be executed in any number of counterparts, all of which shall be considered together as one instrument, and this Agreement shall be binding upon all parties executing same, whether or not executed by all parties owning interest in the above properties.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

Chesapeake Energy Marketing, Inc.
By:	/s/ JIM JOHNSON Jim Johnson
SELLER

CONTINENTAL GAS, INC.
By:	/s/ RANDY MOEDER Randy Moeder President
BUYER

AMENDATORY AGREEMENT

        THIS AGREEMENT, is made, entered into and effective this 1st day of June 2004, by and between Chesapeake Energy Marketing, Inc. hereinafter referred to as "Seller," and Continental Gas, Inc., hereinafter referred to as "Buyer."

WITNESSETH:

        WHEREAS, Chesapeake Energy Marketing, Inc., and Continental Gas, Inc. have heretofore entered into that certain Gas Purchase Contract dated January 1, 2004 and amended February 1, 2004, March 1, 2004 and April 1, 2004 covering the following described wellbores located in Woods and Major Counties, Oklahoma, to-wit:

Well Name	Section	Township	Range	County	State
Mitchell 1-31	31	24 North	15 West	Woods	Oklahoma
Helene 1-34	34	24 North	15 West	Woods	Oklahoma
Hickory 1-30	30	24 North	15 West	Woods	Oklahoma
Norma Jean 1-33	33	24 North	15 West	Woods	Oklahoma
James 1-30	30	24 North	15 West	Woods	Oklahoma
Duke 1-4	4	23 North	15 West	Woods	Oklahoma
George 1-11	11	24 North	15 West	Woods	Oklahoma
Kelln1-31	31	24 North	15 West	Woods	Oklahoma
Goldberg 1-30	30	24 North	13 West	Major	Oklahoma
Barker 1-14	14	24 North	15 West	Woods	Oklahoma
Robert 1-1 4	14	24 North	15 West	Woods	Oklahoma
Donnie 1-10	10	24 North	15 West	Woods	Oklahoma
Denise 1-27	27	24 North	15 West	Woods	Oklahoma
Ray 1-23	23	24 North	15 West	Woods	Oklahoma
Letha Mae 1-22	22	24 North	14 West	Woods	Oklahoma
Iba 1-28	28	24 North	15 West	Woods	Oklahoma

        AND, WHEREAS, the parties hereto desire to amend said Gas Purchase Contract as hereinafter provided.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that said Gas Purchase Contract shall be and the same is hereby amended, to include the sale and purchase of casinghead gas hereafter located on all oil and gas leasehold interests now hereafter owned or controlled by Seller described as:

Bostyn 1-27*	27	24 North	15 West	Woods	Oklahoma
Goldie 1-26*	26	24 North	15 West	Woods	Oklahoma
Patricia 1-33*	33	24 North	15 West	Woods	Oklahoma

*
limited to wellbore only

        Except as herein provided, said Gas Purchase Contract dated January 1, 2004 shall be and remain in full force and effect.

        This Amendatory Agreement may be executed in any number of counterparts, all of which shall be considered together as one instrument, and this Agreement shall be binding upon all parties executing same, whether or not executed by all parties owning interest in the above properties.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

Chesapeake Energy Marketing, Inc.
By:	/s/ JIM JOHNSON Jim Johnson
SELLER

CONTINENTAL GAS, INC.
By:	/s/ RANDY MOEDER Randy Moeder President
BUYER

AMENDATORY AGREEMENT

        THIS AGREEMENT, is made, entered into and effective this 1st day of April 2004, by and between Chesapeake Energy Marketing, Inc. hereinafter referred to as "Seller," and Continental Gas, Inc., hereinafter referred to as "Buyer."

WITNESSETH:

        WHEREAS, Chesapeake Energy Marketing, Inc., and Continental Gas, Inc. have heretofore entered into that certain Gas Purchase Contract dated January 1, 2004 and amended February 1, 2004 and March 1, 2004 covering the following described wellbores located in Woods and Major Counties, Oklahoma, to-wit:

Well Name	Section	Township	Range	County	State
Mitchell 1-31	31	24 North	15 West	Woods	Oklahoma
Helene 1-34	34	24 North	15 West	Woods	Oklahoma
Hickory 1-30	30	24 North	15 West	Woods	Oklahoma
Norma Jean 1-33	33	24 North	15 West	Woods	Oklahoma
James 1-30	30	24 North	15 West	Woods	Oklahoma
Duke 1-4	4	23 North	15 West	Woods	Oklahoma
George 1-11	11	24 North	15 West	Woods	Oklahoma
Kelln 1-31	31	24 North	15 West	Woods	Oklahoma
Goldberg 1-30	30	24 North	13 West	Major	Oklahoma
Barker 1-14	14	24 North	15 West	Woods	Oklahoma
Robert 1-1 4	14	24 North	15 West	Woods	Oklahoma
Donnie 1-10	10	24 North	15 West	Woods	Oklahoma

        AND, WHEREAS, the parties hereto desire to amend said Gas Purchase Contract as hereinafter provided.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that said Gas Purchase Contract shall be and the same is hereby amended, to include the sale and purchase of casinghead gas hereafter located on all oil and gas leasehold interests now hereafter owned or controlled by Seller described as:

Denise1-27*	27	24 North	15 West	Woods	Oklahoma
Ray 1-23*	23	24 North	15 West	Woods	Oklahoma
Letha Mae 1-22*	22	24 North	14 West	Woods	Oklahoma
Iba 1-28*	28	24 North	15 West	Woods	Oklahoma

*
limited to wellbore only

        Except as herein provided, said Gas Purchase Contract dated January 1, 2004 shall be and remain in full force and effect.

        This Amendatory Agreement may be executed in any number of counterparts, all of which shall be considered together as one instrument, and this Agreement shall be binding upon all parties executing same, whether or not executed by all parties owning interest in the above properties.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

Chesapeake Energy Marketing, Inc.
By:	/s/ JIM JOHNSON Jim Johnson
SELLER

CONTINENTAL GAS, INC.
By:	/s/ RANDY MOEDER Randy Moeder President
BUYER

AMENDATORY AGREEMENT

        THIS AGREEMENT, is made, entered into and effective this 1st day of March 2004, by and between Chesapeake Energy Marketing, Inc. hereinafter referred to as "Seller," and Continental Gas, Inc., hereinafter referred to as "Buyer."

WITNESSETH:

        WHEREAS, Chesapeake Energy Marketing, Inc., and Continental Gas, Inc. have heretofore entered into that certain Gas Purchase Contract dated January 1, 2004 and amended February 1, 2004 covering the following described wellbores located in Woods and Major Counties, Oklahoma, to-wit:

Well Name	Section	Township	Range	County	State
Mitchell 1-31	31	24 North	15 West	Woods	Oklahoma
Helene 1-34	34	24 North	15 West	Woods	Oklahoma
Hickory 1-30	30	24 North	15 West	Woods	Oklahoma
Norma Jean 1-33	33	24 North	15 West	Woods	Oklahoma
James 1-30	30	24 North	15 West	Woods	Oklahoma
Duke 1-4	4	23 North	15 West	Woods	Oklahoma
George 1-11	11	24 North	15 West	Woods	Oklahoma
Kelln 1-31	31	24 North	15 West	Woods	Oklahoma
Goldberg 1-30	30	24 North	13 West	Major	Oklahoma
Barker 1-14	14	24 North	15 West	Woods	Oklahoma
Robert 1-14	14	24 North	15 West	Woods	Oklahoma

        AND, WHEREAS, the parties hereto desire to amend said Gas Purchase Contract as hereinafter provided.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that said Gas Purchase Contract shall be and the same is hereby amended, to include the sale and purchase of casinghead gas hereafter located on all oil and gas leasehold interests now hereafter owned or controlled by Seller described as:

Donnie 1-10*	10	24 North	15 West	Woods	Oklahoma

*
limited to wellbore only

        Except as herein provided, said Gas Purchase Contract dated January 1, 2004 shall be and remain in full force and effect.

        This Amendatory Agreement may be executed in any number of counterparts, all of which shall be considered together as one instrument, and this Agreement shall be binding upon all parties executing same, whether or not executed by all parties owning interest in the above properties.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

Chesapeake Energy Marketing, Inc.
By:	/s/ JIM JOHNSON Jim Johnson
SELLER

CONTINENTAL GAS, INC.
By:	/s/ RANDY MOEDER Randy Moeder President
BUYER

AMENDATORY AGREEMENT

        THIS AGREEMENT, is made, entered into and effective this 1st day of February 2004, by and between Chesapeake Energy Marketing, Inc., Chesapeake Exploration, L.P. by Chesapeake Operating, Inc. as General Partner, and Chesapeake Operating, Inc., hereinafter referred to collectively as "Seller," and Continental Gas, Inc., hereinafter referred to as "Buyer."

WITNESSETH:

        WHEREAS, Chesapeake Energy Marketing, Inc. and Continental Gas, Inc. have heretofore entered into that certain Gas Purchase Contract dated January 1, 2004 covering the following described wellbores located in Woods County, Oklahoma, to-wit:

Well Name	Section	Township	Range	County	State
Mitchell 1-31	31	24 North	15 West	Woods	Oklahoma
Helene 1-34	34	24 North	15 West	Woods	Oklahoma
Hickory 1-30	30	24 North	15 West	Woods	Oklahoma
Norma Jean 1-33	33	24 North	15 West	Woods	Oklahoma
James 1-30	30	24 North	15 West	Woods	Oklahoma

        AND, WHEREAS, the parties hereto desire to amend said Gas Purchase Contract as hereinafter provided.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that said Gas Purchase Contract shall be and the same is hereby amended, to include the sale and purchase of casinghead gas hereafter located on all oil and gas leasehold interests now hereafter owned or controlled by Seller described as:

Duke 1-4*	4	23 North	15 West	Woods	Oklahoma
George 1-11	11	24 North	15 West	Woods	Oklahoma
Kellnl-31*	31	24 North	15 West	Woods	Oklahoma
Goldberg 1-30*	30	24 North	13 West	Major	Oklahoma
Barker 1-14*	14	24 North	15 West	Woods	Oklahoma
Robert 1-14*	14	24 North	15 West	Woods	Oklahoma

*
limited to wellbore only

        Except as herein provided, said Gas Purchase Contract dated January 1, 2004 shall be and remain in full force and effect.

        This Amendatory Agreement may be executed in any number of counterparts, all of which shall be considered together as one instrument, and this Agreement shall be binding upon all parties executing same, whether or not executed by all parties owning interest in the above properties.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

Chesapeake Energy Marketing, Inc.
By:	/s/ JIM JOHNSON Jim Johnson
Chesapeake Exploration, L.P. by Chesapeake Operating, Inc. as General Partner
By:	/s/ JIM JOHNSON Jim Johnson
Chesapeake Operating, Inc.
By:	/s/ JIM JOHNSON Jim Johnson
SELLER

CONTINENTAL GAS, INC.
By:	/s/ RANDY MOEDER Randy Moeder President
BUYER

QuickLinks

  Exhibit 10.5
GAS PURCHASE CONTRACT
ARTICLE I DEFINITIONS
ARTICLE II COMMITMENT
ARTICLE III FACILITIES AND RIGHT-OF-WAY
ARTICLE IV DELIVERY POINT(S) AND PRESSURE
ARTICLE V SELLER'S RESERVATIONS
ARTICLE VI QUANTITY OF GAS
ARTICLE VII QUALITY OF GAS
ARTICLE VIII MEASUREMENT AND TESTS
ARTICLE IX ALLOCATION PROCEDURES
ARTICLE X PRICE
ARTICLE XI TAXES
ARTICLE XII PAYMENT AND ROYALTY
ARTICLE XIII TERM
ARTICLE XIV UNPROFITABLE GAS
ARTICLE XV TITLE, OWNERSHIP AND RESPONSIBILITY FOR INJURY OR DAMAGE
ARTICLE XVI FORCE MAJEURE
ARTICLE XVII LAWS AND REGULATIONS
ARTICLE XVIII ADDRESSES AND NOTICES
ARTICLE XIX RIGHT-OF-WAY
ARTICLE XX ASSIGNMENT
ARTICLE XXI COUNTERPART
ARTICLE XXII RATIFICATION
ARTICLE XXIII DEFAULT AND NON-WAIVER